Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of TheraBiogen, Inc. (the “We”), does hereby certify, to such officer’s knowledge, that:

 (1)    The annual report on form 10-K/A of the Company for the annual period ended February 29, 2012 (“the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

 (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of our operations.

Dated: July 18, 2012	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.